UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 24, 2013

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2013, shareholders of S.Y. Bancorp, Inc. (the "Company") approved the S.Y. Bancorp, Inc. Annual Cash Incentive Plan (the "Incentive Plan"), including the performance criteria that will be used under that plan to establish goals for covered executives.

The Incentive Plan became effective on April 24, 2013, and shall remain in full force and effect until April 24, 2018, if not sooner terminated by the Board, unless the shareholders of the Company re-approve it within the 12-month period following its expiration, in which case it shall remain in effect for an additional five years after the expiration of that term.

The purpose of the Incentive Plan is to motivate and reward eligible executives by making a portion of their cash compensation dependent on the achievement of certain corporate, business unit and individual performance goals; to further link an executive's interests with those the Company by creating a direct relationship between key Company performance measurements and individual incentive payouts; and to enable the Company to attract and retain superior employees by providing a competitive incentive program that rewards outstanding performance.

The Incentive Plan is designed to qualify cash incentives paid to executive officers of the Company as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m) the Company may not receive a federal income tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these individuals receives more than $1 million in any one year. However, if the Company pays compensation that is performance-based under Section 162(m), the Company can still receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Incentive Plan allows the Company to pay incentive compensation that is performance-based and therefore fully deductible on the Company's federal income tax return.

The Incentive Plan will be administered by the Compensation Committee or such other committee designated by the Company's Board consistent with the requirements of Section 162(m). The Compensation Committee selects the employees that will be eligible to receive awards under the Incentive Plan. It is expected that all of the Company’s executive officers (a group of eight individuals) will participate in the Incentive Plan in any year. If a participant is made eligible for the plan mid-year, the participant will be eligible only for a prorated award, based on the portion of the year worked during the performance period.

Item 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 24, 2013, the Company held its 2013 annual meeting of shareholders (the "Annual Meeting").  As of the record date there were 13,959,221 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 12,263,939 or 87.9% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows:

1. Fixing the number of directors at twelve:

For	11,695,259
Against	68,888
Abstain	395,373
Broker non-vote	104,419

2. The following individuals were nominated in 2013 to serve until the next Annual Meeting of Shareholders in 2014.  All nominees were elected.  The results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Charles R. Edinger, III	8,623,636	1,079,420	2,560,883
David P. Heintzman	9,457,099	245,957	2,560,883
Carl G. Herde	9,477,977	225,079	2,560,883
James A. Hillebrand	9,457,451	245,605	2,560,883
Richard A. Lechleiter	8,645,566	1,057,490	2,560,883
Bruce P. Madison	9,461,768	241,288	2,560,883
Richard Northern	9,477,010	226,046	2,560,883
Stephen M. Priebe	9,623,440	79,616	2,560,883
Nicholas X. Simon	9,463,002	240,054	2,560,883
Norman Tasman	8,629,357	1,073,699	2,560,883
Kathy C. Thompson	9,362,984	340,072	2,560,883

3. Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013:

For	12,167,649
Against	71,646
Abstain	24,644
Broker non-vote	0

4. Approving the adoption of the Annual Cash Incentive Plan, including the performance criteria that will be used under that plan to establish goals for covered executives.

For	8,773,937
Against	495,635
Abstain	433,482
Broker non-vote	2,560,885

5. Approving a non-binding resolution to approve the compensation of S.Y. Bancorp's named executive officers.

For	6,238,018
Against	2,950,309
Abstain	514,727
Broker non-vote	2,560,885

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

D.        Exhibits

10.1      S.Y. Bancorp, Inc. Annual Cash Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2013	S.Y. BANCORP, INC.

	By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer